Exhibit 99.1

B of I Holding, Inc. Announces Appointment of Gregory Garrabrants as Director

SAN DIEGO, CA – (Marketwire – March 6, 2008)—B of I Holding, Inc. (NASDAQ: BOFI), parent of Bank of Internet USA (“Bank”), announced today it has appointed Gregory Garrabrants, current President and Chief Executive Officer, to its board of directors.

“In his short tenure as a chief executive officer, Greg has impressed me with his strong leadership and a keen understanding of our business, “ said Jerry Englert, Chairman. “I look forward to working with Greg in the boardroom to help position our bank for improved earnings and to help generate higher returns for our shareholders”, added Mr. Englert.

Mr. Garrabrants was hired as Chief Executive Officer in October 2007. He was appointed as a director for both B of I and the Bank on March 1, 2008 to fill the vacancies left by Gary Lewis Evans, who remains as Bank President, but resigned his directorships in order to consider future directorships with other financial institutions.

“Gary has done a remarkable job taking the Bank from a chalk board to a billion dollar institution and we will miss him in the boardroom,” stated Mr. Englert. “Gary will continue to play an important role in our day-to-day business. By reducing his director commitments at B of I, he is positioning himself to continue his passion for building businesses by helping other institutions with his guidance as a director.”

In recognition for his service, B of I amended Mr. Evans’ employment contract on March 5th, 2008, to provide that Mr. Evans’ severance and vesting provisions would be the same whether he resigns or is terminated without cause.

As a result of this amendment, B of I will incur a pre-tax charge in the third quarter of fiscal year 2008 of $362,000.

About B of I Holding, Inc. and Bank of Internet USA

BofI Holding, Inc. is the holding company of Bank of Internet USA and trades on NASDAQ under the symbol BOFI.

Bank of Internet USA is a consumer focused, FDIC insured, nationwide savings bank operating primarily over the Internet. It offers a variety of consumer banking services, focusing primarily on gathering retail deposits over the Internet and originating home equity loans, auto loans and RV loans, as well as originating and purchasing multifamily and single-family mortgage loans. Bank of Internet USA offers products through its websites at www.BofI.com, www.ApartmentBank.com, and www.RVBank.com. Retail deposit products include certificates of deposit, online checking accounts with check images, bill payment, high interest savings accounts, ATM or Visa Check Cards, money market savings accounts, and ATM fee reimbursement anywhere in the world.

Forward-looking Statements

Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, the economic effect of international markets and international events such as terrorism, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Company’s business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

All information in this release is as of March 6, 2008. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Contacts:

Gregory Garrabrants

CEO

858-350-6203

greg.garrabrants@bofi.com